EXHIBIT 10.255



                               PURCHASE AGREEMENT

                                     BETWEEN

              PHARMACEUTICAL ROYALTIES INTERNATIONAL (CAYMAN) LTD.


                                       and


                       LIGAND PHARMACEUTICALS INCORPORATED

                          Dated as of December 30, 2002





                              TARGRETIN(R) CAPSULES



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                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I      DEFINITIONS....................................................3
               1.01     Definitions...........................................3

ARTICLE II     PURCHASE AND SALE OF RIGHTS....................................4
               2.01     Purchase and Sale.....................................4
               2.02     Expiration of Rights to Receive Payments..............5
               2.03     Excluded Liabilities and Obligations..................5
               2.04     Excluded Assets.......................................5

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF SELLER.......................6
               3.01     Corporate Existence and Power.........................6
               3.02     Corporate Authorization...............................6
               3.03     Governmental Authorization............................6
               3.04     Non-Contravention.....................................6
               3.05     No Undisclosed Material Liabilities...................6
               3.06     Litigation............................................7
               3.07     Compliance with Laws..................................7
               3.08     No Prior Transfer.....................................7
               3.09     Intellectual Property.................................7
               3.10     Finders' Fees.........................................7
               3.11     Other Information.....................................7

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF BUYER........................8
               4.01     Organization and Existence............................8
               4.02     Corporate Authorization...............................8
               4.03     Governmental Authorization............................8
               4.04     Non-Contravention.....................................8
               4.05     Finders' Fees.........................................8
               4.06     Financing.............................................8
               4.07     Litigation............................................8
               4.08     Compliance with Laws..................................8

ARTICLE V      COVENANTS......................................................9
               5.01     Maintenance of Rights.................................9
               5.02     Confidentiality.......................................9
               5.03     Public Announcement...................................9
               5.04     Payments..............................................9
               5.05     Audits................................................9
               5.06     Commercially Reasonable Efforts; Further Assurances..10

ARTICLE VI     SURVIVAL; INDEMNIFICATION.....................................10
               6.01     Indemnification......................................10

                                       i

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                               TABLE OF CONTENTS
                                  (Continued)

ARTICLE VII    TERM..........................................................11
               7.01     Term.................................................11

ARTICLE VIII   MISCELLANEOUS.................................................11
               8.01     Notices..............................................11
               8.02     Amendments; No Waivers...............................12
               8.03     Expenses.............................................12
               8.04     Successors and Assigns...............................12
               8.05     Governing Law; Jurisdiction..........................12
               8.06     Counterparts; Effectiveness..........................12
               8.07     Entire Agreement.....................................12
               8.08     Captions.............................................13

EXHIBITS

Exhibit A.........Patents and Patent Applications








                                       ii

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                             PURCHASE AGREEMENT


     AGREEMENT dated as of December 30, 2002 between Ligand Pharmaceuticals Incorporated, a Delaware corporation ("Seller"), and Pharmaceutical Royalties International (Cayman) Ltd., a company organized under the laws of the Cayman Islands (including each of its successors, assigns and legal representatives, "Buyer").

                              W I T N E S S E T H:

     WHEREAS, Buyer desires to purchase the rights to receive certain sales-based payments from Seller, and Seller desires to sell, assign and transfer such rights to Buyer, upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.01 DEFINITIONS. The following terms, as used herein, have the following meanings:

     "Affiliate" means with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person. For the avoidance of doubt, none of Elan Corporation plc and its affiliates shall be considered to be "Affiliates" of Seller for any purpose under this Agreement.

     "Agreement" means this Purchase Agreement between Buyer and Seller.

     "Business Day" means any day that is not a Saturday, Sunday or a day on which banks are required or permitted to be closed in the city of New York, New York.

     "Calendar Quarter" has the meaning set forth in Section 5.04(a).

     "Closing" has the meaning set forth in Section 2.01.

     "Confidential Disclosure Agreement" has the meaning set forth in Section 5.02.

     "Distributor" means any Person with which Seller has entered into an agreement to market and/or promote the Product in any jurisdiction. For the avoidance of doubt, "Distributor" shall not include any Sublicensee except with respect to the United States.

     "Excluded Liabilities and Obligations" has the meaning set forth in Section 2.03.

     "Governmental Authority" means any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether federal, state or local (domestic or foreign), including, without limitation, the PTO and the U.S. National Institutes of Health.



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

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     "Indemnified Party" has the meaning set forth in Section 6.02.

     "Indemnifying Party" has the meaning set forth in Section 6.02.

     "License Agreements" means that certain Settlement Agreement, License and Mutual General Release by and among Seller, Allergan Ligand, Allergan Ligand Retinoid Therapeutics, Inc., La Jolla Cancer Research Foundation, SelectRA Pharmaceuticals, Inc. and SRI International dated as of August 23, 1995, together with that certain letter from Seller to La Jolla Cancer Research Foundation and SRI International dated as of November 21, 1995 and that certain letter from Seller to The Burnham Institute dated as of November 26, 1996.

     "Lien" means, with respect to any agreement or other asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     "Loss" has the meaning set forth in Section 6.01.

     "Net Sales" means the gross amount actually received by Seller, its Affiliates or its Sublicensees in connection with the sale of the Product (including, with respect to Seller and its Affiliates, from any Distributor), as reflected in Seller's books and records and in accordance with Seller's standard accounting principles and generally accepted accounting principles (or, with respect to sales of the Product by any of Seller's Affiliates or Sublicensees, as reflected in the books and records of such Affiliate or Sublicensee, as applicable, and in accordance with the standard accounting principles of such Affiliate or Sublicensee, as applicable, and generally accepted accounting principles), less the following:

     (i)customary trade, quantity or cash discounts to the extent actually allowed and taken;

     (ii)amounts repaid or credited by reason of rejection or return;

     (iii)to the extent separately stated on purchase orders, invoices or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery or use of the Product which is paid by or on behalf of the Seller or its Affiliates or Sublicensees;

     (iv)outbound transportation costs prepaid or allowed and costs of insurance in transit; and

     (v)discounts, refunds, rebates, chargebacks, retroactive price adjustments and any other allowances which effectively reduce the net selling price;

     PROVIDED, HOWEVER, that gross amounts received by Seller or its Affiliates or Sublicensees in connection with the sale of the Product to an end user in a country other than the United States in which the only indication for which use of the Product is approved by the appropriate Governmental Authority in such country is Cutaneous T-Cell Lymphoma ("CTCL") shall not be included in "Net Sales" unless and until use of the Product is approved by the appropriate Governmental Authority in such country for an indication other than CTCL, at which point all sales (including sales for CTCL indications) in such country shall be included in "Net Sales"; and, PROVIDED FURTHER, that such limitation on inclusion of sales shall apply on a country-by-country basis. Product shall be considered "sold" when such Product is reflected as sold in Seller's books and records in accordance with Seller's standard accounting principles and generally accepted accounting principles.

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     "Patents" means the patents and patent applications listed in EXHIBIT A hereto.

     "Person" means an individual, corporation, partnership, association, trust or other entity or organization, but not including a government or political subdivision or any agency or instrumentality of such government or political subdivision.

     "Product" means bexarotene in oral form (currently marketed as Targretin(R) Capsules) sold by Seller for any indication.

     "PTO" means the United States Patent and Trademark Office.

     "Purchase Price" has the meaning set forth in Section 2.01.

     "SEC" has the meaning set forth in Section 3.09.

     "Seller's Knowledge" means the actual knowledge of the executive officers of Seller.

     "Sublicensee" means any Person that Seller grants a license or sublicense to make, have made, use, offer to sell, sell and import any Product worldwide. As used herein, "Sublicensee" shall include any Distributor appointed by Seller for the United States, but, for the avoidance of doubt, shall not include any Distributor appointed by Seller for any other jurisdiction.

     "UCC" means the U.S. Uniform Commercial Code as in effect in the State of California and any successor statute, as in effect from time to time.

                                   ARTICLE II

                           PURCHASE AND SALE OF RIGHTS

     2.01 PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement:

     (a) Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned or delivered, to Buyer, upon execution of this Agreement, free and clear of all Liens, the right to receive from Seller royalty payments of one per cent (1.00%) of the Net Sales of Product beginning with royalty payments for sales made on and after January 1, 2003. In order to secure its obligations to Buyer under this Agreement, Seller hereby grants to Buyer a continuing first security interest in and lien to all of Seller's right, title and interest in and to the Product, including without limitation the Patents, and the rights granted to Seller under the License Agreements.


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     (b) For and in consideration of this right, Buyer shall pay to Seller ***
(the "Purchase Price"). The payment of the Purchase Price by Buyer to Seller shall be made no later than December 31, 2002. The occurrence of such payment is sometimes hereinafter referred to as the "Closing." Except to the extent otherwise provided in Section 6.01, the Purchase Price is non-refundable.

     (c) At the Closing, Seller shall cause to be delivered to Buyer:

     (i) a certified copy of the resolutions of the Board of Directors of Seller authorizing this Agreement and the transactions contemplated hereby;

     (ii) a receipt for the Purchase Price;

     (iii) an opinion of counsel to Seller addressed to Buyer confirming the matters warranted in Sections 3.01, 3.02, 3.03, 3.04, 3.06 and 3.07; and

     (iv) a letter authorizing Buyer to file, pursuant to the security interest granted by Seller to Buyer in Section 2.01(a), a UCC financing statement on Form UCC-1, and all amendments and modifications thereto, securing Buyer's rights hereunder.

     At and after the Closing, if requested by Buyer, Seller will execute and deliver to Buyer such instruments and documents as may be reasonably requested by Buyer in order to evidence its ownership of the rights acquired hereunder, including without limitation such further UCC registration forms as Buyer may request.

     2.02 EXPIRATION OF RIGHTS TO RECEIVE PAYMENTS. Each of the rights set forth in Section 2.01 shall expire on the later of (a) December 31, 2016 and (b) the expiration of the last to expire of the Patents, notwithstanding the future issuance of any patent having claims covering making, having made, using, offering to sell, selling or importing the Product.

     2.03 EXCLUDED LIABILITIES AND OBLIGATIONS. Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyer is acquiring only the rights to receive payments from Seller as expressly set forth herein and is not assuming any liability or obligation of Seller of whatever nature, whether presently in existence or arising or asserted hereafter. All such liabilities and obligations shall be retained by and remain obligations and liabilities of Seller (the "Excluded Liabilities and Obligations").

     2.04 EXCLUDED ASSETS. Buyer does not, by purchase of the rights granted hereunder, acquire any assets or contract rights of Seller whether presently in existence or arising or asserted hereafter, except to the extent of the security interest granted by Seller to Buyer pursuant to Section 2.01(a).

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER



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     Seller hereby represents and warrants to Buyer that:

     3.01 CORPORATE EXISTENCE AND POWER. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     3.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement, and the consummation by Seller of the transactions contemplated hereby are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.
3.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement does not require any notice to, action or consent by or in respect of, or filing with, any Governmental Authority except for filings required by the Securities Act of 1933, the Securities Exchange Act of 1934 or actions taken or filings made, if any.

     3.04 NON-CONTRAVENTION.

     (a) The execution, delivery and performance by Seller of this Agreement does not and will not (i) contravene or conflict with the corporate charter or bylaws of Seller, (ii) contravene or conflict with or constitute a violation of any provision of any law or regulation binding upon or applicable to Seller, which contravention, conflict or violation could reasonably be expected to have a material adverse effect on Buyer's right to receive payments hereunder; (iii) contravene or conflict with or constitute a violation of any judgment, injunction, order or decree binding upon or applicable to the Seller, which contravention, conflict or violation could reasonably be expected to have a material adverse effect on Buyer's right to receive payments hereunder; (iv) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or to a loss of any benefit relating to Buyer's right to receive payments hereunder, or (v) result in the creation or imposition of any Lien on the Patents or Seller's rights under the License Agreements (except for any Lien in favor of the Buyer).

     (b) Other than pursuant to this Agreement, Seller has not granted, and there does not currently exist, any Lien on the Patents or Seller's rights under the License Agreements.

     3.05 NO UNDISCLOSED MATERIAL LIABILITIES. There are no material liabilities or obligations of Seller related to Buyer's right to receive payments hereunder of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than those which could not reasonably be expected to adversely affect Buyer's rights hereunder, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or obligation, other than those which could not reasonably be expected to adversely affect Buyer's rights hereunder.


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     3.06 LITIGATION. There is no action, suit, investigation or proceeding (or any basis therefor), of which Seller has received notice, pending or, to Seller's Knowledge, threatened, before any Governmental Authority or arbitrator related to the Product which could reasonably be expected to have a material adverse effect on Buyer's rights hereunder. To Seller's Knowledge, there have been no claims made by any Person with respect to, and no actions, suits or other proceedings which could reasonably be expected to have a material adverse effect on Buyer's rights hereunder.

     3.07 COMPLIANCE WITH LAWS. Seller is not in violation of, has not violated, and to the knowledge of Seller, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any law, rule, ordinance or regulation, or judgment, order or decree entered by any Governmental Authority which could reasonably be expected to have a material adverse effect on Buyer's rights hereunder.

     3.08 NO PRIOR TRANSFER. Seller has not assigned and has not in any other way conveyed, transferred, or encumbered all or any portion of its right, title and interest to the Patents or its rights under the License Agreements, except as could not reasonably be expected to adversely affect Buyer's rights hereunder.

     3.09 LICENSE AGREEMENTS. A true and correct copy of each of the License Agreements has been delivered to Buyer, and each such copy is (a) if redacted, in the form filed with the United States Securities and Exchange Commission (the "SEC"), and (b) if not filed with the SEC, complete. Each of the License Agreements is in full force and effect in the form so delivered. There have been no amendments or modifications to any of the License Agreements, other than as delivered to Buyer. Seller is in compliance with the License Agreements and is not in breach or default of its obligations under any of the License Agreements which breach or default could reasonably be expected to have a material adverse effect on Buyer's rights to receive payments hereunder. The execution, delivery and performance by Seller of this Agreement does not and will not contravene or constitute a breach or default of any provision of any of the License Agreements.

     3.10 INTELLECTUAL PROPERTY.

     (a) EXHIBIT A specifies as to each Patent, as applicable (i) the owner(s); and (ii) the jurisdictions by or in which each Patent has issued or an application for patent has been filed, including the respective patent or application numbers.

     (b) Seller has taken all commercially reasonable actions in the United States and in all applicable foreign jurisdictions to protect its ownership interests in the Patents in each such jurisdiction.

     (c) (i) To Seller's Knowledge there is no set of facts that could reasonably be expected to render the Patents invalid or unenforceable;


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     (ii) All assignments from each inventor, as the case may be, to Seller or to a predecessor in interest of Seller, have been executed and recorded with the PTO for each of the Patents, except as could not reasonably be expected to adversely affect Buyer's rights to receive payments hereunder;

     (iii) Seller does not lack any material intellectual property rights or licenses to exploit the Patents or to make, have made, use, sell, or offer for sale the Product for the purposes currently contemplated by Seller;

     (iv) To Seller's Knowledge, there are no pending U.S. or foreign patent applications which, if issued, would limit or prohibit the ability of Seller to make, have made, use, sell, or offer for sale the Product for the purposes currently contemplated by Seller;

     (v) To Seller's Knowledge, there is no pending or threatened (x) action, suit, proceeding or claim by others that Seller is infringing or would infringe any patent or other intellectual property right of any other Person by making, having made, using, selling, or offering for sale the Product, or (y) any proceeding or claim by others that any claim under any of the Patents is invalid; and

     (vi) To Seller's Knowledge, the Patents have not been, and are not being, infringed by any third parties, except as could not reasonably be expected to adversely affect Buyer's rights to receive payments hereunder.

     3.11 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission from Buyer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

     3.12 OTHER INFORMATION. Neither this Agreement nor any of the exhibits appended hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading, except as could not reasonably be expected to have a material adverse effect on Buyer's rights hereunder.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller that:

     4.01 ORGANIZATION AND EXISTENCE. Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all applicable powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     4.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within the powers of Buyer and have been duly authorized by all necessary action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer.


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     4.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by
Buyer of this Agreement does not require any action by or in respect of, or filing with, any Governmental Authority (except for actions taken or filings made, if any).

     4.04 NON-CONTRAVENTION. The execution, delivery and performance by Buyer of this Agreement does not and will not (i) contravene or conflict with the organizational documents of Buyer, (ii) contravene or conflict with or constitute a violation of any provision of any law or regulation binding upon or applicable to Buyer; or (iii) contravene or conflict with or constitute a violation of any judgment, injunction, order or decree binding upon or applicable to Buyer, except as could not reasonably be expected to materially adversely affect Seller's rights to receive or retain the Purchase Price paid hereunder.

     4.05 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller upon consummation of the transactions contemplated by this Agreement.

     4.06 FINANCING. At the Closing, Buyer will have sufficient funds available to pay the Purchase Price.

     4.07 LITIGATION. There is no action, suit, investigation or proceeding (or any basis therefor), of which Buyer has received notice, pending against, or to the knowledge of Buyer, threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to materially adversely affect Seller's rights to receive or retain the Purchase Price paid hereunder.

     4.08 COMPLIANCE WITH LAWS. Buyer is not in violation of, has not violated, and to the knowledge of Buyer, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any law, rule, ordinance or regulation, or judgment, order or decree entered by any Governmental Authority which could reasonably be expected to materially adversely affect Seller's rights to receive or retain the Purchase Price paid hereunder.

                                    ARTICLE V

                                    COVENANTS

     Buyer and Seller agree that:

     5.01 MAINTENANCE OF RIGHTS.

     (a) Seller shall use commercially reasonable efforts (as such term relates to Seller's business taken as a whole) to maintain the Patents and to enforce the Patents against infringers.



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     (b) Seller shall exercise fully all of its rights, and comply fully with all of its obligations, under the License Agreements, except as could not reasonably be expected to adversely affect Net Sales. Seller shall not permit any amendment or modification to the License Agreements that could reasonably be expected to reduce Net Sales. Seller shall provide to Buyer a copy of any amendment or modification to, or waiver under, any of the License Agreements.

     (c) Seller shall not sell, transfer, assign, license or otherwise dispose of any right, title or interest in or to the Patents, its interest in the License Agreements or its business of selling or having sold the Product without making such sale, transfer, assignment, license or disposition subject to Buyer's rights hereunder (including Buyer's rights to receive 1% on Net Sales of the Product).

     (d) Seller shall not grant any Lien on the Product, Patents or the License Agreements except any such Lien as would be subordinate in priority and right of payment to the security interest granted by Seller to Buyer pursuant to Section 2.01(a) hereof.

     5.02 CONFIDENTIALITY. The parties have entered into a Confidential Disclosure Agreement dated January 24, 2002 (the "Confidential Disclosure Agreement") which, to the extent not otherwise inconsistent with this Agreement, remains in full force and effect.

     5.03 PUBLIC ANNOUNCEMENT. The Confidential Disclosure Agreement notwithstanding, each party shall have the right to make disclosures relevant to this Agreement that are required by law, governmental rules and regulations or the rules and regulations of any applicable securities exchange or trading system. The parties agree to consult with each other before issuing any other press release or making any other public statement with respect to this Agreement.

     5.04 PAYMENTS.

     (a) The royalty payments due pursuant to Section 2.01 hereof shall be calculated quarterly as of the end of each Calendar Quarter and shall be paid within thirty (30) Business Days next following such date. Every such payment shall be supported by the accounting described in Section 5.05 of this Agreement. All payments shall be made in United States dollars by federal funds wire transfer at New York pursuant to instructions received from Buyer. When Product is sold for currency other than United States dollars, the earned royalties will be determined based on the corresponding United States dollar amounts appearing in Seller's books and records. "Calendar Quarter" shall mean the period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, as the case may be.

     (b) Any payment due hereunder (pursuant to Section 2.01) which is not made when due shall bear interest until paid at the prime interest rate as announced by Citibank, N.A., plus 2%, compounded monthly. Any payment due hereunder (pursuant to Section 2.01) shall be made without offset or deduction for any claim of rescission, offset or counterclaim or for any defense or other liability or obligation of Seller or any of its Affiliates. By notice to Seller in writing, Buyer may instruct Seller to make such payments to another of its accounts or the account(s) of Buyer's Affiliate(s); provided that Buyer provides to Seller any applicable tax forms exempting Seller from any withholding, transfer, value-added or sales tax imposed against Seller by any Governmental Authority.


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     5.05 ACCOUNTING REPORTS. With each quarterly payment, Seller shall deliver to Buyer a full and accurate accounting to include at least the following information relating to such payment: (a) Total receipts for each Product subject to royalty, by country and, to the extent used in any royalty calculations during such quarter, the applicable currency exchange rate used pursuant to Section 5.04;

     (b) Deductions applicable as provided in the definition of Net Sales in
Section 1.01;

     (c) Amounts received from Sublicensees relating to sales of Products; and

     (d) Names and addresses of all Sublicensees.

     5.06 AUDITS. Not more than once in any calendar year, at Buyer's request and at Buyer's expense, Seller shall cause a certified public accountant mutually acceptable to the parties to conduct an audit of the relevant books and records of Seller, for the purposes of verifying amounts due Buyer hereunder. Buyer's then-current independent accountant shall be deemed mutually acceptable to the parties under the preceding sentence. Such books and records are confidential information of Seller and may not be disclosed to Buyer. Accountant shall report to Buyer only that the amounts paid hereunder have been correct, or the amount of shortfall or overpayment, if any. Seller shall promptly pay any shortfall reported by such accountant and Buyer shall promptly refund any overpayment. If any shortfall in payments owed to Buyer exceeds 5% of the aggregate payments for Buyer for such calendar year, then Seller shall reimburse Buyer for the cost of such audit.

     5.07 COMMERCIALLY REASONABLE EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement; provided that Buyer shall not be obligated to pay any amount of money or deliver any goods or services to Seller or any third party except as otherwise expressly provided in this Agreement. Buyer and Seller agree to execute and deliver such other documents, certificates, agreements and other writings (including any UCC filings requested by Buyer) and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

                                   ARTICLE VI

                            SURVIVAL; INDEMNIFICATION

     6.01 INDEMNIFICATION.

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

     (a) Seller hereby indemnifies Buyer and its Affiliates against, and agrees to hold each of them harmless from, any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "Loss") incurred or suffered by Buyer and its Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Seller pursuant to this Agreement, including any failure by the Seller to satisfy any of the Excluded Liabilities and Obligations.

     (b) Buyer hereby indemnifies Seller and its Affiliates against, and agrees to hold each of them harmless from, any and all Loss incurred or suffered by Seller and its Affiliates arising out of (i) any misrepresentation or breach of warranty contained in Article IV; and (ii) any breach of Section 5.02.

     6.02 PROCEDURES; NO WAIVER; EXCLUSIVITY.

     (a) The party seeking indemnification under Section 6.01 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 6.01; provided that the failure to give such notice shall not affect the Indemnified Party's rights hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall control the defense of any such third party suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 6.01 for any settlement effected without its prior consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder; provided that such consent may not be unreasonably withheld.

     (b) No investigation by either party of other matters shall limit such party's rights to indemnification hereunder.

     (c) After the Closing, Section 6.01 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby.

     (d) The representations, warranties, covenants and agreements contained herein shall survive the Closing. The expiration of any term of this Agreement shall not excuse any party hereto from its liability in respect of any breach hereof prior to such expiration.

                                   ARTICLE VII

                                      TERM

     7.01 TERM. This Agreement will expire simultaneously with the last to expire right to receive payment under Section 2.02; provided, that Buyer shall have received all applicable payments due hereunder. The provisions of Section 5.02, Section 8.03 and Article VI in respect of any breaches prior to the expiration date of this Agreement, shall survive any expiration of this Agreement.


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

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.01 NOTICES. All notices, requests and other communications to either party hereunder shall be in writing and shall be given by regular mail or courier as follows:

     (a) if to Buyer, to:

                           c/o Royalty Pharma Management, LLC
                           675 Third Avenue, Suite 3000
                           New York, NY 10017
                           Attention:  Alexander B. Kwit, Esq.
                           Telecopy:  (917) 368-0021

                           with a copy to:

                           Testa, Hurwitz & Thibeault, LLP
                           125 High Street
                           Boston, MA  02110
                           Attention:  F. George Davitt, Esq.
                           Telecopy:  (617) 248-7100

     (b) if to Seller, to:

                           Ligand Pharmaceuticals Incorporated
                           10275 Science Center Drive
                           San Diego, CA  92121
                           Attention:  General Counsel
                           Facsimile:  (858) 550-1825

or to such other address as any party may have furnished to the other in writing in accordance herewith. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     8.02 AMENDMENTS; NO WAIVERS.

     (a) Any provisions of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     8.03 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     8.04 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. After the Closing, without limiting the generality of the foregoing, nothing herein shall prohibit or restrict Buyer from assigning any of its rights and obligations hereunder to any Affiliate of Buyer or any other Person; provided that, without the consent of Seller, no such assignment shall relieve Buyer from its obligations hereunder.

     8.05 GOVERNING LAW; JURISDICTION. This Agreement shall be construed in accordance with and governed by the law of the State of New York. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

     8.06 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

     8.07 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto, and the Confidential Disclosure Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement; provided that in the event of any inconsistency between this Agreement and the Confidential Disclosure Agreement, the provisions of this Agreement shall govern. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. None of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     8.08 CAPTIONS. The titles and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed by their respective authorized officers as of the day and year first above written.


                            LIGAND PHARMACEUTICALS INCORPORATED

                            By:/S/DAVID E. ROBINSON

                            Name:       ________________________________

                            Title:      ________________________________

                            By:/S/WARNER R. BROADDUS

                            Name:       Warner R. Broaddus

                            Title:      VP & General Counsel



                            PHARMACEUTICAL ROYALTIES INTERNATIONAL (CAYMAN) LTD.

                            By:/S/DAVID MADDEN

                            Name: D. Madden

                            Title:      Director





                   [SIGNATURE PAGE TO PURCHASE AGREEMENT]

                                    EXHIBIT A

                         PATENTS AND PATENT APPLICATIONS

1. U.S. Patent No. 5,780,676, which issued from U.S. Serial No. 08/485,386, filed June 7, 1995. Owner, Seller.

2. U.S. Patent No. 5,962,731, which issued from U.S. Serial No. 08/472,784, filed June 7, 1995. Owner, Seller.

3. U.S. Patent No. 5,466,861, which issued from U.S. Serial No. 07/982,305, filed November 25, 1992. Owners, SRI International and The Burnham Institute.

4. Australian Patent No. 694177, which issued from Serial No. 55864/94, filed April 22, 1993. Owner, Seller.

5. Brazilian Patent Application Serial No. PI 1100895-4, filed May 14, 1997. Owner, Seller.

6. Brazilian Patent Application Serial No. PI 1100880-6, filed October 22, 1993. Owner, Seller.

7. Canadian Patent Application Serial No. 2,133,587, filed April 22, 1993. Owner, Seller.

8. Canadian Patent Application Serial No. 2,153,235, filed October 22, 1993. Owner, Seller.

9. European Patent No. 0637297, which issued from Serial No. 93910835.3, filed April 22, 1993 (including any corresponding national patents, applications and/or supplemental protection certificates). Owner, Seller.

10. European Patent Application Serial No. 99118827.7, filed April 22, 1993 (including any corresponding national patents, applications and/or supplemental protection certificates). Owner, Seller.

11. European Patent Application Serial No. 99118828.5, filed April 22, 1993 (including any corresponding national patents, applications and/or supplemental protection certificates). Owner, Seller.

12. Japanese Patent Application Serial No. 518708/1993, filed April 22, 1993. Owner, Seller.

13. Japanese Patent Application Serial No. 515962/1994, filed October 22, 1993. Owner, Seller.

14. Korean Patent No. 10-305154, which issued from Serial No. 703747/1994, filed April 22, 1993. Owner, Seller.

15. Korean Patent No. 306855, which issued from Serial No. 702842/1995, filed October 22, 1993. Owner, Seller.

16. Mexican Patent No. 208320, which issued from Serial No. 932349, filed April 22, 1993. Owner, Seller.

17. Norwegian Patent No. 303936, which issued from Serial No. 943943, filed April 22, 1993. Owner, Seller.

18. Russian Patent No. 2144913, which issued from Serial No. 94046449.00, filed April 22, 1993. Owner, Seller.



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